Exhibit 21

SUBSIDIARIES OF PROVIDENT BANKSHARES CORPORATION

Subsidiaries	State of Incorporation
Provident Bank (1)	Maryland
Provident Mortgage Corp.	Maryland
Provident Financial Services, Inc.	Maryland
Provident Investment Center, Inc.	Maryland
Banksure Insurance Corporation	Maryland
PB Investment Corporation	Delaware
PB Investment Corporation II	Delaware
PB REIT, INC.	Delaware
PB MD REIT, INC.	Maryland
Provident Trust I	Delaware
Provident Trust II	Delaware
Provident Trust III	Delaware
Provident Capital Trust I	Delaware
Provident Statutory Trust I	Delaware
Provident Capital Trust III	Connecticut
Provident Lease Corp., Inc.	Maryland
Provident, LLC	Maryland
Lexington Properties Management, Inc.	Maryland
LPM Sub 1, Inc.	Maryland
LPM Sub 2, Inc.	Maryland
LPM Sub 3, Inc.	Maryland
LPM Sub 4, Inc.	Maryland
LPM Sub 5, Inc.	Maryland
LPM Sub 6, Inc.	Maryland
LPM Sub 7, Inc.	Maryland
LPM Sub 8, Inc.	Maryland
LPM Sub 9, Inc.	Maryland
LPM Sub 10, Inc.	Maryland
Court Square Leasing Corporation	Maryland

(1)	Also doing business as Provident Bank of Maryland and Court Square Financial Services.